WOODLAND HILLS PARTNERS LIMITED PARTNERSHIP
                            c/o The Balcor Company
                         Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                                  Suite A200
                         Bannockburn, Illinois  60015

                               November 11, 1996


VIA FACSIMILE

TGM Realty Corp. #5
c/o TGM Associates L.P.
650 Fifth Avenue
New York, New York  10019
Attention:  Mr. Thomas Gochberg

     Re:  Woodland Hills

Dear Mr. Gochberg:

     Reference is hereby made to that certain Agreement of Sale (the "Agreement") by and between TGM Realty Corp. #5, a Delaware corporation, as Purchaser and the undersigned, as Seller, dated August 23, 1996. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     In connection with Purchaser's review of the zoning of the Property, Purchaser has advised Seller of certain concerns relating to the zoning of the Property. Specifically, Purchaser has raised concerns regarding the distances between the buildings located on the Property and the platting of the Property.

     This will confirm the agreement of the parties that, in satisfaction of all of Purchaser's concerns regarding the zoning of the Property (including the concerns identified in the immediately preceding paragraph), Seller has agreed to provide Purchaser with a credit against the Purchase Price in the sum of $200,000. This credit is in addition to the $62,500 described in that certain letter from the undersigned to you dated September 9, 1996.
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     Please confirm your agreement to the foregoing by executing a copy of this letter and returning it to Stephen J. Levy by telecopier (312-902-1061).

                         Very truly yours,

                         WOODLAND HILLS PARTNERS LIMITED
                         PARTNERSHIP, an Illinois limited partnership

                         By: Woodland Hills Partners, Inc., an Illinois corporation, its general partner


                              By:    /s/ Daniel L. Charleston
                                    -----------------------------------
                              Name:
                                    -----------------------------------
                              Its:       Authorized Agent
                                    -----------------------------------


255142

cc:  Mr. Al Lieberman
     Stephen J. Levy, Esq.

ACCEPTED AND AGREED TO THIS
    DAY OF NOVEMBER, 1996
----

TGM REALTY CORP. #5

By:   /s/ Thomas Gochberg
     -----------------------------
Name:
     -----------------------------
Its:
     -----------------------------
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